Exhibit 99.1

NEWS FROM SEI INVESTMENTS

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler
Voice:	610.676.2024	610.676.1932	610.676.1440
E-Mail:	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com
Pages:	Eight

SEI Investments Reports Third-Quarter 2003 Earnings

Revenues for the Quarter Grew 5%

Oaks, PA—October 16, 2003—SEI Investments Company (NASDAQ:SEIC) today announced financial results for third-quarter 2003, reporting an increase in revenues, a decrease in net income and an increase in earnings per share, compared to the corresponding period for the prior year.

Consolidated Overview (In thousands, except earnings per share)	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2003	2002	%	2003	2002	%
Revenues	$161,056	$153,316	5%	$465,215	$471,382	(1)%
Net Income Before Taxes	56,188	56,715	(1)%	166,282	167,445	(1)%
Net Income	35,399	35,731	(1)%	104,758	105,491	(1)%
Diluted Earnings Per Share	$.33	$.32	3%	$.97	$.93	4%

“I am pleased to report modest increases in revenues and earnings per share,” said Alfred P. West, Jr., SEI Chairman and CEO. “These results are in line with the company’s outlook for gradual improvement and steady growth.

“Particularly noteworthy during the quarter is the progress we are making on executing our new strategies. These strategies focus on creating a single platform for delivering financial wellness solutions to all of our markets.”

Summary of Third-Quarter 2003 and Year-to-Date Results by Business Segment

(In thousands)	For the Three Month Period Ended September 30,			For the Nine Month Period Ended September 30,
	2003	2002	%	2003	2002	%
Private Banking and Trust:
Revenues	$73,805	$80,510	(8)%	$228,319	$246,346	(7)%
Operating Profit	$27,925	$34,296	(19)%	$94,962	$101,773	(7)%
Operating Margin	38%	43%		42%	41%
Investment Advisors:
Revenues	42,372	35,866	18%	115,364	113,986	1%
Operating Profit	21,937	20,023	10%	61,722	58,463	6%
Operating Margin	52%	56%		54%	51%
Enterprises:
Revenues	17,965	13,393	34%	46,356	42,420	9%
Operating Profit	8,691	5,502	58%	21,444	16,682	29%
Operating Margin	48%	41%		46%	39%
Money Managers:
Revenues	14,136	12,502	13%	39,574	34,103	16%
Operating Profit	2,391	2,118	13%	6,670	6,693	—
Operating Margin	17%	17%		17%	20%
Investments in New Businesses:
Revenues	12,778	11,045	16%	35,602	34,527	3%
Operating Loss	(4,412)	(3,520)	(25)%	(14,008)	(10,142)	(38)%
Operating Margin	(35)%	(32)%		(39)%	(29)%
Consolidated Segment Totals:
Revenues	$161,056	$153,316	5%	$465,215	$471,382	(1)%
Operating Profit	$56,532	$58,419	(3)%	$170,790	$173,469	(2)%
Operating Margin	35%	38%		37%	37%

Third-Quarter Business Commentary:

•	Total revenue in the Enterprises and Investment Advisors segments was positively influenced by approximately $7.0 million in one-time events in the quarter. While this had a positive impact on overall corporate revenues, it had a lesser impact on corporate profits due to an increase in non-recurring expenses, sales compensation and increased investment spending on new products.

•	The Private Banking & Trust segment’s revenue decline in the quarter was due to a decrease in one-time revenues and previously reported losses in fund processing revenues.

•	The Money Managers and Investments in New Business segments continue to show growth.

•	Assets under management ended the quarter at a new record high of $87.4 billion, an increase of more than $15 billion over the third-quarter a year ago.

•	SEI purchased 262,000 shares of its common stock for $8.6 million in the third-quarter 2003.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EDST on October 16, 2003. Investors may listen to the call at www.seic.com, or listen at www.companyboardroom.com, a service of CCBN. The call may also be accessed at numerous financial services web sites including AOL, Motley Fool and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 700037.

About SEI

SEI Investments (NASDAQ:SEIC) is a leading global provider of asset management and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending September 30, 2003, SEI administers $242 billion in mutual fund and pooled assets, manages over $87 billion in assets, processes almost $50 trillion of investment transactions annually and operates 21 offices in 10 countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended September 30,
	2003	2002
Revenues	$161,056	$153,316
Operating and development expenses	70,733	61,957
Sales and marketing expenses	33,791	32,940
General and administrative expenses	7,394	5,779

Income before interest and taxes	49,138	52,640
Equity in earnings of unconsolidated affiliate	6,288	2,861
Net gain on investments	509	574
Interest income	817	1,303
Interest expense	(564)	(663)

Income before taxes	56,188	56,715
Income taxes	20,789	20,984

Net income	$35,399	$35,731

Diluted earnings per common share	$.33	$.32

Shares used to calculate diluted earnings per common share	107,915	111,735

Basic earnings per common share	$.34	$.33

Shares used to calculate basic earnings per common share	105,100	107,936

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Nine Months Ended September 30,
	2003	2002
Revenues	$465,215	$471,382
Operating and development expenses	205,489	198,880
Sales and marketing expenses	88,936	99,033
General and administrative expenses	17,880	17,460

Income before interest and taxes	152,910	156,009
Equity in earnings of unconsolidated affiliate	14,763	8,643
Net loss on investments	(3,673)	574
Interest income	3,424	3,847
Interest expense	(1,651)	(1,628)
Other income	509	—

Income before taxes	166,282	167,445
Income taxes	61,524	61,954

Net income	$104,758	$105,491

Diluted earnings per common share	$.97	$.93

Shares used to calculate diluted earnings per common share	108,494	113,674

Basic earnings per common share	$1.00	$.97

Shares used to calculate basic earnings per common share	105,231	108,988

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	September 30, 2003	December 31, 2002
Assets
Cash and short-term investments	$192,607	$165,724
Restricted Cash	10,484	10,000
Receivables	84,065	74,642
Other current assets	10,011	11,069

Total current assets	297,167	261,435
Property and Equipment, net	109,167	104,258
Investments available for sale	64,220	62,433
Other assets	49,899	36,021

Total assets	$520,453	$464,147

Liabilities
Current liabilities	$132,041	$134,247
Long-term debt	26,535	33,500
Deferred income taxes	7,301	6,393
Shareholders’ Equity	354,576	290,007

Total liabilities and shareholders’ equity	$520,453	$464,147

SEI Investments Business Segments

(In thousands)

	Three Months ended Sept. 30,		Nine Months ended Sept. 30,
	2003	2002	2003	2002
Private Banking and Trust:
Revenues	$73,805	$80,510	$228,319	$246,346
Operating and development expenses	36,254	33,854	106,646	111,117
Sales and marketing expenses	9,626	12,360	26,711	33,456

Operating Profit	27,925	34,296	94,962	101,773
Operating Margin	38%	43%	42%	41%
Investment Advisors:
Revenues	42,372	35,866	115,364	113,986
Operating and development expenses	10,640	8,393	31,023	28,303
Sales and marketing expenses	9,795	7,450	22,619	27,220

Operating Profit	21,937	20,023	61,722	58,463
Operating Margin	52%	56%	54%	51%
Enterprises:
Revenues	17,965	13,393	46,356	42,420
Operating and development expenses	4,183	4,147	11,248	13,017
Sales and marketing expenses	5,091	3,744	13,664	12,721

Operating Profit	8,691	5,502	21,444	16,682
Operating Margin	48%	41%	46%	39%
Money Managers:
Revenues	14,136	12,502	39,574	34,103
Operating and development expenses	8,497	6,528	23,638	17,614
Sales and marketing expenses	3,248	3,856	9,266	9,796

Operating Profit	2,391	2,118	6,670	6,693
Operating Margin	17%	17%	17%	20%
Investments in New Businesses:
Revenues	12,778	11,045	35,602	34,527
Operating and development expenses	11,159	9,035	32,934	28,829
Sales and marketing expenses	6,031	5,530	16,676	15,840

Operating Loss	(4,412)	(3,520)	(14,008)	(10,142)
Operating Margin	(35)%	(32)%	(39)%	(29)%
Consolidated Segment Totals:
Revenues	$161,056	$153,316	$465,215	$471,382
Operating and development expenses	70,733	61,957	205,489	198,880
Sales and marketing expenses	33,791	32,940	88,936	99,033

Operating Profit	$56,532	$58,419	$170,790	$173,469
Operating Margin	35%	38%	37%	37%
General and Administrative expenses	7,394	5,779	17,880	17,460
Income from Operations	$49,138	$52,640	$152,910	$156,009
Operating Margin	31%	34%	33%	33%

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Sept. 30, 2002	Dec. 31, 2002	Mar. 31, 2003	June 30, 2003	Sept. 30, 2003
Private Banking & Trust
Equity/Fixed Income prgms.	$2,863	$3,332	$3,635	$3,879	$3,880
Liquidity funds	13,084	12,811	13,257	12,653	11,026

Total assets under mgmt.	15,947	16,143	16,892	16,532	14,906
Client assets under admin.	85,931	83,652	72,078	60,124	61,174

Total assets under admin.	$101,878	$99,795	$88,970	$76,656	$76,080
Investment Advisors
Equity/Fixed Income prgms.	$21,876	$22,708	$22,287	$24,658	$25,020
Liquidity funds	1,340	1,444	1,558	1,434	1,252

Total assets under mgmt.	$23,216	$24,152	$23,845	$26,092	$26,272
Enterprises
Equity/Fixed Income prgms.	$10,098	$11,107	$10,864	$12,100	$12,790
Liquidity funds	4,145	5,148	4,277	5,148	4,861

Total assets under mgmt.	$14,243	$16,255	$15,141	$17,248	$17,651
Money Managers
Equity/Fixed Income prgms.	$4,040	$4,436	$5,072	$5,519	$6,177
Liquidity funds	1,086	1,350	1,151	900	1,036

Total assets under mgmt.	5,126	5,786	6,223	6,419	7,213
Client assets under admin.	71,256	74,523	74,964	82,359	88,458

Total assets under admin.	$76,382	$80,309	$81,187	$88,778	$95,671
Investments in New Businesses
Equity/Fixed Income prgms.	$7,318	$7,544	$7,654	$8,626	$8,874
Liquidity funds	108	219	73	21	52

Total assets under mgmt.	7,426	7,763	7,727	8,647	8,926
Client assets under admin.	4,020	4,894	5,229	7,001	5,319

Total assets under admin.	$11,446	$12,657	$12,956	$15,648	$14,245
Unconsolidated Affiliate
Equity/Fixed Income prgms	$6,255	$7,874	$8,391	$10,755	$12,435
Consolidated
Equity/Fixed Income prgms.	$52,450	$57,001	$57,903	$65,537	$69,176
Liquidity funds	19,763	20,972	20,316	20,156	18,227

Total assets under mgmt.	72,213	77,973	78,219	85,693	87,403
Client assets under admin.	161,207	163,069	152,271	149,484	154,951

Total assets under admin.	$233,420	$241,042	$230,490	$235,177	$242,354